July 24, 1996

Board of Directors
Western Country Clubs, Inc.
1601 West Evans
Denver, Colorado   80223

RE:	Western Country Clubs, Inc.
	Registration Statement on Form S-8

Gentlemen:

	We have acted as counsel to Western Country Clubs, Inc., a Colorado corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-8 (together with all amendments, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 250,000 shares of the Company's common stock, $.01 par value ("Common Plan ("Plan").

	In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's articles of incorporation, as amended, bylaws, the Plan and the director's minutes authorizing the Plan and the shares to be issued under the Plan. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

	In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

	Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock issuable under the Plan have been duly and validly authorized and, when issued and sold in the manner contemplated in the Plan (by award to persons defined in the Plan as employees of the Company, or any parent or subsidiary thereof) and by the Registration Statement, will be validly issued, fully paid and nonassessable.

	This opinion is limited to the Colorado Business Corporation Act, and we express no opinion with respect to the laws of any other jurisdiction.

	We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

	This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                   Very truly yours,



























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